SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 10, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 10, 2008, Central European Distribution Corporation (the “Company”) announced that it received from Bank Pekao SA a binding offer for the refinancing of the Company’s short term debt that matures in March 2009. The terms of the offer provide that it is binding on Bank Pekao and will be available to the Company until March 31, 2009. The amount of the refinancing would consist of two parts. The first part consists of a PLN 240,000,000 (approximately $80 million) facility with a two year maturity with interest margin on the facility increasing by 80 basis points from our existing facility. The second facility consists of a short term working capital overdraft facility for PLN 118,500,000 (approximately $39.5 million) to be extended for a twelve-month period with interest margin on the facility increasing by 60 basis points from our existing facility. These facilities, together, will represent a majority of our short term debt. The remainder of the Company’s short term debt is expected to be financed from existing cash, operating cash flow and extensions of smaller working capital facilities.

The offered terms provide that, among other things, for the first part of the facility, the borrower would be the Company’s wholly owned subsidiary, Carey Agri International Poland Sp. z o.o., and that the Company and its material subsidiaries would guarantee the facility, the facility would be secured by the shares of Bols Hungary and a portion of the shares of Polmos Bialystok. For the second part of the facility, various subsidiaries of the Company would be direct borrowers and security would be provided over, among other things, specified amounts of inventory.

The facility is subject to documentation satisfactory to the lender, which is expected to contain customary representations, covenants and events of default, and other customary closing and funding conditions, including the absence of a material adverse change.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission, including Current Reports on Form 8-K, which included certain updates to our risk factor disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: December 12, 2008